EXHIBIT 10.3

Award Number:____
NEIMAN MARCUS GROUP, INC.
Performance-Vested Option
Non-Qualified Stock Option Agreement
Pursuant to the
Neiman Marcus Group, Inc.
Management Equity Incentive Plan
AGREEMENT (“Agreement”), dated as of [●], between Neiman Marcus, Inc., a Delaware corporation (the “Company”), and Geoffroy van Raemdonck (the “Participant”).
Preliminary Statement
The Committee hereby grants this non-qualified stock option (the “Option”) as of [●], (the “Grant Date”), pursuant to the Neiman Marcus Group, Inc. Management Equity Incentive Plan, as it may be amended from time to time (the “Plan”), to purchase the number of shares of Class A Common Stock, $0.001 par value per share of the Company (the “Class A Common Stock”), and Class B Common Stock, par value $0.001 per share, of the Company (the “Class B Common Stock,” and, together with the Class A Common Stock, the “Common Stock”), set forth below to the Participant, as an Eligible Employee. The Company and its Subsidiaries collectively shall be referred to as the “Employer”. The Participant and the Company are party to an employment agreement dated as of January 4, 2018 (the “Employment Agreement”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations. The Participant acknowledges that the Participant is required to execute and return to the Company the Accredited Investor Questionnaire provided herewith as a condition of acceptance of the Option.
Accordingly, the parties hereto agree as follows:
1.Tax Matters. No part of the Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).
2.    Common Stock Subject to Option; Unit Exercise Price. Subject to the Plan and the terms and conditions set forth herein and therein, the Option entitles the Participant to purchase from the Company, upon exercise thereof, [●] shares of Class A Common Stock and [●] shares of Class B Common Stock, provided that any exercise of the Option shall be with respect to an equal number of shares of Class A Common Stock and Class B Common Stock concurrently. The exercise price under the Option is $[●] for each unit (a “Unit”) consisting of one share of Class A Common Stock and one share of Class B Common Stock (the “Unit Exercise Price”).

van Raemdonck Performance-Vested Option

3.    Vesting.
(a)    [PERFORMANCE METRICS]
(b)    [VESTING SCHEDULE]
(c)    Change in Control or Initial Public Offering. If a Change in Control or an Initial Public Offering (each, an “Event”) is consummated within the 180-day period following a Termination of the Participant’s employment by the Employer without Cause, by the Participant for Good Reason or due to an NMG Non-Renewal (as such term is defined in the Employment Agreement), then, for purposes of vesting determination under this Section 3, (i) the Option shall be treated as if the Participant had not experienced a Termination prior to the consummation date of such Event, (ii) any then outstanding and unvested portion of the Option will thereafter vest in accordance with clause (b) above as if the Participant has not experienced a Termination upon the consummation of any Event during the 180-day period following such Termination, and (iii) subject to Section 5, any outstanding and unvested portion of the Option that does not vest during such 180-day period shall be immediately forfeited, cancelled and terminated on the last day of such period.
(d)    Forfeiture. If the Participant experiences a Termination for any reason whatsoever, then the outstanding and unvested portion of the Option that does not become vested under Section 3(c) hereof shall be immediately forfeited, cancelled and terminated. If the Participant’s employment is Terminated by the Employer for Cause, then the entire Option (including vested and unvested portions) shall be immediately forfeited, cancelled and terminated.
4.    Exercise.
(a)    Exercise Requirements. To the extent that the Option has become vested and exercisable with respect to a number of shares of Common Stock, the Option may be exercised by the Participant from and after the Exercise Date (as defined below), in whole or in part, at any time or from time to time prior to the expiration of the Option in accordance with the default post-termination exercise period provided in Section 9.2(a) of the Plan, provided that the Participant must exercise the Option with respect to an equal number of shares of Class A Common Stock and Class B Common Stock subject to the Option concurrently. Notwithstanding the foregoing, the Participant may not exercise the Option unless the offering of shares of Common Stock issuable upon such exercise (i) is then registered under the Securities Act, or, if such offering is not then so registered, the Company has determined that such offering is exempt from the registration requirements of the Securities Act and (ii) complies with all other applicable laws and regulations; provided that, if the Option cannot be exercised by reason of this Section 4(a), then, to the extent the circumstances preventing the exercise of the Option can reasonably be remedied, the Company shall use commercially reasonable efforts to remedy such circumstances, which method of remediation shall be determined by the Company in its sole discretion.

Van Raemdonck Performance-Vested Option

(b)    Post-Termination Exercise Period Other than for Cause, Death or Disability. If the Participant’s employment is Terminated for any reason other than by the Employer for Cause, or by reason of the Participant’s death or Disability, subject to Section 5 below, any then outstanding and vested portion of the Option will remain outstanding and shall be exercisable for the longer of (i) the remainder of the exercise period provided in Section 4(a) and (ii) 90 days following such date of Termination. If, prior to the expiration of such 90 day period, no Initial Public Offering or Acquisition Event in which stockholders are entitled to receive all cash or marketable securities has occurred, the Participant may elect to exercise such vested portion of the Option by means of a Cashless Exercise. “Cashless Exercise” means an election by the Participant to exercise the vested portion of the Option by having the Employer withhold, from fully vested Units otherwise issuable to Participant upon such exercise, a number of whole Units having a Fair Market Value, as of the date of exercise, equal to (A) an amount equal to the applicable aggregate Unit Exercise Price relating to the vested portion of the Option, and/or (B) an amount necessary to satisfy any required federal, state, local or other non-U.S. withholding obligations using the minimum statutory withholding rates for federal, state, local or non-U.S. tax purposes, including payroll taxes, in all cases under clause (A) or (B), to the extent not prohibited under any debt or financing agreements of the Company or any of its subsidiaries (“Company Agreements”). For purposes of this Section 4(b), “Fair Market Value” shall have the meaning set forth in the Plan, provided, however, the Participant may require the Committee to retain a nationally recognized independent valuation firm to determine Fair Market Value, and the Company shall bear all expenses with respect thereto if, the Committee’s determination of Fair Market Value is not based on the appraisal of a nationally recognized independent valuation firm as of a date that is within the 6 month period preceding the date of the Committee’s determination.
(c)    Exercise Period for Change in Control Vesting. If the Participant becomes vested in any portion of the Option following Termination by reason of Section 3(c), subject to Section 5 below, such portion of the Option shall remain outstanding and shall be exercisable for the longer of (i) the remainder of the exercise period provided in Section 4(a) and (ii) 30 days following the applicable vesting date. If, prior to the expiration of such 30 day period, no Initial Public Offering or Acquisition Event in which stockholders are entitled to receive all cash or marketable securities has occurred, the Participant may exercise such vested portion of the Option by means of a Cashless Exercise.
(d)    Post-Termination Exercise Period for Death and Disability. If the Participant’s employment is Terminated by reason of the Participant’s death or Disability, subject to Section 5 below, any then outstanding and vested portion of the Option will remain outstanding for one year following such date of Termination. If, prior to the expiration of such one year period, no Initial Public Offering or Acquisition Event in which stockholders are entitled to receive all cash or marketable securities has occurred, the Participant (or the Participant’s estate) may elect to exercise such vested portion of the Option by means of a Cashless Exercise.
(e)    Contingent Exercise. In connection with a Drag-Along Sale, a Tag-Along Sale or a Piggyback Registration (as such terms are defined in the Stockholders

Van Raemdonck Performance-Vested Option

Agreement) (in each case a “Sale”), the Company shall deliver a notice informing the Participant of such Sale (a “Sale Notice”) prior to the date of consummation of the Sale. During the period from the date on which the Sale Notice is delivered to the date specified in the Sale Notice, the Participant shall have the right to exercise the Options in accordance with the Plan, provided, that such exercise shall be contingent upon and subject to the consummation of the Sale, and, if the Sale does not take place within a specified period after delivery of the Sale Notice for any reason whatsoever, the exercise pursuant thereto shall be null and void.
5.    Option Term. The term of the Option shall be until the tenth anniversary of the Grant Date, after which time it shall expire (the “Expiration Date”). Notwithstanding anything herein to the contrary, upon the Expiration Date, the Option (whether vested or not) shall be immediately forfeited, canceled and terminated for no consideration and no longer shall be exercisable. The Option is subject to termination prior to the Expiration Date to the extent provided in this Agreement.
6.    Detrimental Activity. The provisions in the Plan regarding Detrimental Activity shall apply to the Option, it being understood that the applicable confidentiality, non-competition and non-solicitation covenants that apply for purposes of Section 2.23(c) of the Plan are those set forth in the Employment Agreement. The restrictions regarding Detrimental Activity are necessary for the protection of the business and goodwill of the Company and are considered by the Participant to be reasonable for such purposes.
7.    Termination and Change in Control. Except as expressly provided in this Section 7 and in Sections 3(c), 3(d) , 4(b), 4(c) and 4(d) herein, the provisions in the Plan regarding Termination and Change in Control shall apply to the Option; provided, that, in the event the Participant’s employment terminates due to an NMG Non-Renewal, the post-termination exercise period shall be determined under Section 9.2(a)(ii) of the Plan.
8.    Restriction on Transfer of Option. Unless otherwise determined by the Committee in accordance with the Plan, (a) no part of the Option shall be Transferable other than by will or by the laws of descent and distribution and (b) during the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative. Any attempt to Transfer the Option other than in accordance with the Plan shall be void.
9.    Company’s Right to Repurchase; Other Restrictions.
(a)    Company’s Repurchase Rights. The provisions in Section 13.1 (except for Section 13.1(d)(3)) of the Plan regarding the Company’s repurchase rights shall apply to the Option; provided, however, that, the repurchase price per Unit shall be calculated pursuant to Sections 13.1(a)(ii) and 13.1(b) of the Plan, as applicable, and the Repurchase Period shall be determined in accordance with Sections 2.49(a)(2) and 2.49(b) of the Plan, as applicable for any Termination other than a Termination by the Company for Cause.
(b)    Determination of Fair Market Value. For purposes of this Section 9, “Fair Market Value” means, with respect to Common Stock, the fair market value of such

Van Raemdonck Performance-Vested Option

Common Stock, taking into account any applicable requirements of Section 422 or 409A of the Code. Within 15 days following delivery of written notice to the Participant of the Company’s intent to exercise the repurchase rights under Section 13.1 of the Plan, the Company shall deliver to the Participant a written notice (the “Valuation Notice”) specifying the Committee’s determination of the Fair Market Value (the “Company Valuation”). If the Participant disputes the Company Valuation, the Participant may, within 10 days following delivery of the Valuation Notice, deliver to the Company a written notice of his disagreement with the Company Valuation and his calculation of the Fair Market Value (the “Dispute Notice”). The Dispute Notice shall set forth in reasonable detail the basis for such disagreement and any alternative calculations with respect to the Company Valuation. If the Participant does not timely deliver to the Company a Dispute Notice, the Company Valuation shall be the Fair Market Value, and such Fair Market Value shall be final and binding on the Participant, his Permitted Transferees and the Company. If the Participant timely delivers a Dispute Notice, the Company shall appoint a nationally recognized valuation firm that is independent of both parties for purposes of doing valuations under Section 409A of the Code to determine the Fair Market Value (the “Valuation Firm”). The Participant and the Company shall (i) instruct the Valuation Firm to provide its determination of the Fair Market Value within 30 days of its engagement and (ii) reasonably cooperate with the Valuation Firm in connection with its determination of the Fair Market Value. The Valuation Firm’s determination of the Fair Market Value shall be an amount between the Company Valuation and the amount set forth in the Dispute Notice. The Fair Market Value as determined by the Valuation Firm shall be final and binding on the Participant, his Permitted Transferees and the Company. The fees, costs and expenses of the Valuation Firm shall be borne by the party whose determination of the Fair Market Value as set forth in the Valuation Notice or Dispute Notice, as applicable, is further from the Fair Market Value as determined by the Valuation Firm. Notwithstanding the foregoing, the Executive will not be required to pay fees, costs and expenses in excess of $25,000, if his calculation of the Fair Market Value as set forth in the Dispute Notice is determined to be further from the Fair Market Value as determined by the Valuation Firm.
(c)    Effect of Registration. Notwithstanding the foregoing, the Company shall cease to have rights of repurchase pursuant to Section 9(a) or Section 13.1 of the Plan, on and after a Registration Date.
(d)    Placing Shares in Escrow. Prior to an Initial Public Offering, to ensure that the shares of Common Stock issuable upon exercise of the Option are not transferred in contravention of the terms of the Plan and this Agreement, and to ensure compliance with other provisions of the Plan and this Agreement, the Company may deposit any certificates evidencing such shares with an escrow agent designated by the Company to be held on terms consistent with the Plan, this Agreement and the Stockholders Agreement.
10.    Securities Representations and Obligations. Upon the exercise of the Option prior to registration of the offering of the Common Stock subject to the Option pursuant to the Securities Act or other applicable securities laws, the Participant shall be deemed to acknowledge and make the representations, warranties and covenants set forth below and as otherwise may be requested by the Company for compliance with applicable laws, and any

Van Raemdonck Performance-Vested Option

issuances of Common Stock by the Company shall be made in reliance upon the express representations and warranties of the Participant. The Company is relying on the Participant’s representations set forth in this Section 10.
(a)    The Participant is acquiring and will hold the Units for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or other applicable securities laws.
(b)    The Participant has been advised that offerings of the Units or shares of Common Stock have not been registered under the Securities Act or other applicable securities laws, and that the Units must be held indefinitely, unless the resales thereof are subsequently registered under the applicable securities laws or the Participant obtains an opinion of counsel (in the form and substance satisfactory to the Company and its counsel) that registration is not required. The Company is under no obligation to register offerings of the Units or shares of Common Stock.
(c)    The Participant is an “Accredited Investor” as such term is defined under Rule 501(a) of Regulation D promulgated under the Securities Act. The Participant has such knowledge and experience in financial and business matters that the Participant is capable of evaluating the merits and risks of investment in the Company and of making an informed investment decision. The Participant, or the Participant’s professional advisor, has the capacity to protect the Participant’s concerns in connection with the investment in the shares of Common Stock, and the Participant is able to bear the economic risk, including the complete loss, of an investment in the shares of Common Stock.
(d)    The Participant will not sell, transfer or otherwise dispose of the Units or shares of Common Stock in violation of the Plan, this Agreement, the Securities Act (or the rules and regulations promulgated thereunder) or any other applicable laws.
(e)    The Participant has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option, and the Participant has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions hereof.
(f)    The Participant is aware that any investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Participant is able, without impairing his or her financial condition, to hold the Units for an indefinite period and to suffer a complete loss of his or her investment.
(g)    Upon an Initial Public Offering, the Company shall register the sale of the Common Stock to be issued upon the exercise of any then-unexercised Options held by the Participant on a Form S-8.
11.    No Rights as Stockholder. The Participant shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Participant has become the holder of record of such shares, and no adjustments shall

Van Raemdonck Performance-Vested Option

be made for dividends (whether in cash, in kind or other property), distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan.
12.    Incorporation of Provisions of Plan. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference.
13.    Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and sent to the party to which the notice, demand or request is being made:
(a)    unless otherwise specified by the Company in a notice delivered by the Company in accordance with this Section 13, any notice required to be delivered to the Company shall be properly delivered if delivered to:
Neiman Marcus Group, Inc.
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attention:    Dennis Gies
Telephone:     (310) 201-4100
Facsimile:    (310) 201-4170
with a copy (which shall not constitute notice) to:
Neiman Marcus Group, Inc.
1618 Main Street
Dallas, TX 75201
Attention:    General Counsel
Telephone:     (214) 743-7610
Facsimile:    (214) 743-7611
with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
2049 Century Park East, Suite 3200
Los Angeles, CA 90067
Attention:    Jonathan Benloulou, Esq.
Telephone:    (310) 284-5698
Facsimile:    (310) 557-2193
(b)    if to the Participant, to the address on file with the Employer.

Van Raemdonck Performance-Vested Option

Any notice, demand or request, if made in accordance with this Section 13 shall be deemed to have been duly given: (i) when delivered in person; (ii) three days after being sent by United States mail; or (iii) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service.
14.    No Right to Employment. This Agreement is not an agreement of employment. None of this Agreement, the Plan or the grant of the Option hereunder shall (a) guarantee that the Employer or any other person or entity will employ the Participant for any specific time period or (b) modify or limit in any respect the Employer’s or any other person’s or entity’s right to terminate or modify the Participant’s employment or compensation.
15.    Stockholders Agreement. As a condition to the receipt of shares of Common Stock when the Option is exercised, the Participant shall execute and deliver a Joinder Agreement or such other documentation as required by the Committee. The Participant acknowledges receipt of a copy of the Stockholders Agreement as in effect on the date hereof.
16.    Lock-Up Period. The Option shall be subject to the lock-up provisions of Section 14.18 of the Plan except that any Lock-Up Period to which the Participant may be subject in connection with the Option shall not be longer or more restrictive than the lock-up period that applies to Ares or CPPIB.
17.    Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the dispute resolution provisions in any employment agreement, or similar agreement, between the Employer and the Participant or, if none, the Employer’s mandatory dispute resolution procedures as may be in effect from time to time with respect to matters arising out of or relating to Participant’s employment with the Employer.
18.    Severability of Provisions. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Agreement shall be construed and enforced as if such provisions had not been included.
19.    Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws that would require the application of the laws of another jurisdiction.
20.    Section 409A. The Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent; provided, that the Company does not guarantee to the Participant any particular tax treatment of the Option. The Company shall not be liable to the Participant for any additional tax, interest or penalties that may be imposed on the Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. For purposes of determining the Fair Market Value of the shares of Common Stock underlying the Options, any

Van Raemdonck Performance-Vested Option

appraisal of a nationally recognized independent valuation firm shall be determined in a manner generally consistent with prior valuations relating to Stock Options with respect to minority discounts and discounts for lack of marketability or liquidity, to the extent permitted by the applicable requirements of Section 409A of the Code.
21.    Interpretation. Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, (i) “or” shall mean “and/or” and (ii) “including” or “include” shall mean “including, without limitation.”
22.    No Strict Construction. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
23.    Other Shares.     Notwithstanding anything in this Agreement or the Plan to the contrary, none of the shares of Common Stock owned from time to time by a Participant that were not acquired in connection with the grant of an Award to such Participant shall be subject to any of the terms, conditions or provisions of this Agreement or the Plan.
24.    Confidentiality. The Participant hereby agrees to hold all confidential and proprietary information of the Company and its Affiliates received in connection with the grant of the Option, including any plan summaries or risk factors, in the strictest confidence. The Participant shall not, directly or indirectly, disclose or divulge any such confidential or proprietary information to any Person other than the Participant’s legal counsel and financial advisors, or an officer, director or employee of, or legal counsel for, the Company or its Affiliates, to the extent necessary for the proper performance of his or her responsibilities, unless authorized to do so by the Company or compelled to do so by law or valid legal process.
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Van Raemdonck Performance-Vested Option

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.
NEIMAN MARCUS GROUP, INC.
By:
Name:
Title:

Employee Name: Geoffroy van Raemdonck

Van Raemdonck Performance-Vested Option